UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 5, 2024

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Cottonwood Communities, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-56165	61-1805524
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1245 Brickyard Road, Suite 250
Salt Lake City, Utah 84106
(Address of Principal Executive Offices)
(801) 278-0700
(Registrant’s Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2024, Cottonwood Communities, Inc. (the "Company," "we," "our," or "us") entered a managing broker dealer agreement (the "Managing Broker Dealer Agreement"), to be effective as of December 9, 2024, with an unaffiliated third party to act as the managing broker dealer in connection with the Company's offering of up to $150,000,000 in shares of Series 2025 preferred stock of the Company, par value $0.01 per share, (the "Series 2025 Preferred Stock") on a best-efforts basis. The Series 2025 Preferred Stock will be offered and sold to accredited investors at a purchase price of $10.00 per share (the "Private Offering"). The Series 2025 Preferred Stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, and will instead be issued in transactions exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder, and corresponding provisions of state securities laws, which exempt certain transactions by an issuer not involving a public offering. The Series 2025 Preferred Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. There will be no general solicitation in connection with the offer or sale of the Series 2025 Preferred Stock

Pursuant to the terms of the Managing Broker Dealer Agreement, the managing broker dealer will receive selling commissions in an amount up to 6% of the gross offering proceeds from the Private Offering, which it will reallow to selling group members, and a placement fee in an amount up to 3.25% of the gross offering proceeds from the Private Offering, which it will reallow, in whole or in part, to certain wholesalers which are internal to affiliates CC Advisors III, LLC, the Company's external advisor (the "Advisor"). The managing broker dealer may waive any and all of the placement fees for sales to (i) officers, directors and employees of the Company, the Advisor or their affiliates, (ii) family members of such persons and (iii) other persons associated with such persons. The Company will be responsible for paying all of the expenses associated with the Private Offering. In addition, the Managing Broker Dealer Agreement requires the Company to indemnify the managing broker dealer with respect to liabilities, including certain civil liabilities under the Securities Act, which may arise in connection with the Private Offering.

Amendment to Operating Partnership Agreement

On December 5, 2024, in connection with the Private Offering, the Company, as the sole member of the sole general partner of Cottonwood Residential O.P., LP, the operating partnership subsidiary for the Company (the “Operating Partnership”), executed the Eighth Amendment to the Sixth Amended and Restated Limited Partnership Agreement of Operating Partnership (the “OP Agreement”) to be effective as of December 5, 2024, among other things, creating a series of preferred units (the “Series 2025 Preferred Units”) that mirror the rights and preferences of the Series 2025 Preferred Stock, as described below in Item 3.03. The proceeds from the sale of the Series 2025 Preferred Stock will be contributed by the Company to the Operating Partnership in exchange for up to 15,000,000 Series 2025 Preferred Units.

Item 3.02 Unregistered Sales of Equity Securities.

Preferred Offering

On September 19, 2023, Cottonwood Communities, Inc. (the "Company") launched a best-efforts private placement offering exempt from registration pursuant to Rule 506(b) of Regulation D of the Securities Act pursuant to which it is offering a maximum of $150,000,000 in shares of its Series A Convertible Preferred Stock to accredited investors (the "Private Offering") at a purchase price of $10.00 per share. The exemption is available to the Company because the shares are being offered and sold solely to accredited investors without the use of general solicitation.

During the period from January 6, 2025 through January 12, 2025, we issued and sold 153,691 shares of Series A Convertible Preferred Stock in the Series A Convertible Private Offering and received aggregate proceeds of $1,480,340. In connection with the sale of these shares in the Series A Convertible Private Offering, we paid aggregate selling commissions of $45,300 and placement fees of $42,202. As of January 12, 2025, there were 6,084,953 shares of Series A Convertible Preferred Stock outstanding.

Item 3.03 Material Modification to Rights of Security Holders.

Preferred Stock Articles Supplementary

On December 5, 2024, the Company filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) Articles Supplementary to its Articles of Amendment and Restatement, as amended and supplemented, classifying and designating 15,000,000 shares of the authorized but unissued preferred stock, par value $0.01, as shares of the Series 2025 Preferred Stock (the “Series 2025 Preferred Stock Articles Supplementary”). As set forth in the Series 2025 Preferred Stock Articles Supplementary, the Series 2025 Preferred Stock, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, ranks (i) senior to the common stock, the Series A Convertible Preferred Stock, par value $0.01 per share and the Series 2023-A Preferred Stock, par value $0.01 per share, (ii) on parity with any future class or series of the Company's capital stock expressly designated as ranking on parity with the Series 2025 Preferred Stock and (iii) junior to the Series 2019 Preferred Stock, par value $0.01 per share and the Series 2023 Preferred Stock, par value $0.01 per share.

Stockholders of the Series 2025 Preferred Stock are entitled to, when and as authorized by the board of directors and declared by the Company, cash dividends at the rate of 6.5% per annum of $10.00 per share (equivalent to a fixed annual rate of $0.65 per share). Commencing January 1, 2029, such rate will increase to 6.75% per annum of $10.00 per share (equivalent to a fixed annual rate of $0.675 per share) and commencing January 1, 2030, such rate will increase to 7.00% per annum of $10.00 per share (equivalent to a fixed annual rate of $0.700 per share). The dividends on each share of the Series 2025 Preferred Stock will be payable monthly in arrears on or before the first day of each month or, if not a business day, the next succeeding business day. Dividends will accrue and be cumulative from and including the first date on which the Series 2025 Preferred Stock is issued.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the stockholders of Series 2025 Preferred Stock will be entitled to receive a liquidation preference of $10.00 (the “Purchase Price”), plus any accrued and unpaid dividends (whether or not authorized or declared) thereon to and including the date of payment, before any payments are made to the holders of the common stock or other shares ranking junior to the Series 2025 Preferred Stock as to liquidation rights, none of which exist on the date hereof. The rights of the stockholders of the Series 2025 Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of each other series or class of the Company's capital stock ranking on parity with the Series 2025 Preferred Stock as to liquidation.

The Company must redeem the Series 2025 Preferred Stock for cash at a redemption price per share equal to the Purchase Price plus any accrued and unpaid dividends thereon to, and including, the redemption date, to the extent there are funds legally available therefor on December 31, 2028, which date may be extended by two one-year extension options. The Company is permitted to redeem the Series 2025 Preferred Stock beginning on December 31, 2025 or (i) upon the listing of our shares of common stock for trading on a national securities exchange with at least three market makers or a New York Stock Exchange specialist, (ii) upon the Company's entry into a binding commitment for any merger or combination of the Company or the sale of substantially all of the Company's assets, or (iii) the board of directors of the Company approves of a reorganization, restructuring, spinoff or similar transaction of the Company, for cash at a redemption price per share equal to the Purchase Price plus any accrued and unpaid dividends thereon to, and including, the redemption date.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2024, the Company filed the Series 2025 Preferred Stock Articles Supplementary with the SDAT designating the rights, preferences and privileges of the Series 2025 Preferred Stock. The Series 2025 Preferred Stock Articles Supplementary were effective upon filing. The information about the Series 2025 Preferred Stock Articles Supplementary under Item 3.03 of this report, including the summary description of the rights, preferences and privileges of the Series 2025 Preferred Stock, is incorporated herein by reference.

The description of the Series 2025 Preferred Stock Articles Supplementary in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Series 2025 Preferred Stock Articles Supplementary, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Articles Supplementary for terms of the Series A Convertible Preferred Stock of Cottonwood Communities, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTTONWOOD COMMUNITIES, INC.

By:	/s/ Adam Larson
Name:	Adam Larson
Title:	Chief Financial Officer

Date:   January 13, 2025